Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights of the Buying Funds” in the Combined Proxy Statement/Prospectus and “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the incorporation by reference of our reports dated:

•	April 23, 2012 with respect to the financial statements and financial highlights of Columbia Equity Value Fund included in the Annual Report for the year ended February 29, 2012;

•	July 23, 2012 with respect to the financial statements and financial highlights of Columbia High Yield Bond Fund included in the Annual Report for the year ended May 31, 2012;

•	September 24, 2012 with respect to the financial statements and financial highlights of Columbia Money Market Fund included in the Annual Report for the year ended July 31, 2012 ;

•

December 22, 2011 with respect to the financial statements and financial highlights of Columbia Multi-Advisor International Value Fund included in the Annual Report for the year ended October 31, 2011;

•	January 20, 2012 with respect to the financial statements and financial highlights of Columbia Government Money Market Fund included in the Annual Report for the year ended November 30, 2011 incorporated by reference into the Registration Statement (Form N-14) as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

October 26, 2012